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                                                                    EXHIBIT 99.3

                           METRO-GOLDWYN-MAYER INC.

                                 COMMON SHARES
                     INITIALLY OFFERED PURSUANT TO RIGHTS
                        DISTRIBUTED TO STOCKHOLDERS OF
                           METRO-GOLDWYN-MAYER INC.

Dear Stockholders:

  This letter is being distributed to all holders of Common Stock, par value
$.01 per share (the "Common Stock"), of record on      , 1998 (the "Record
Date"), of Metro-Goldwyn-Mayer Inc. (the "Company"), in connection with a distribution of transferable rights ("Rights") to acquire the Common Stock at
a subscription price of $    per share for each share of the Common Stock.

  Each beneficial owner of the Common Stock is entitled to one Right for each shares of the Common Stock owned. All fractional Rights will be rounded up to the nearest whole number.

  Enclosed are copies of the following documents:

    1. The Prospectus;

    2. The Subscription Warrant;

    3. The "Instructions as to Use of Metro-Goldwyn-Mayer Inc. Subscription Warrant" (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9);

    4. A Notice of Guaranteed Delivery for Subscription Warrants issued by Metro-Goldwyn-Mayer Inc.; and

    5. A return envelope addressed to ChaseMellon Shareholder Services, L.L.C., the Subscription Agent.

  Your prompt action is requested. The Rights will expire at 5:00 P.M., New
York City time, on      , 1998, unless extended by the Company (the
"Expiration Date").

  To exercise the Rights, a properly completed and executed Subscription Warrant (unless the guaranteed delivery procedures are complied with) and payment in full for all of the Rights exercised must be delivered to the Subscription Agent as indicated in the Prospectus prior to 5:00 P.M., New York City time, on the Expiration Date.

  Additional copies of the enclosed materials may be obtained from ChaseMellon Shareholder Services, L.L.C. Their toll-free telephone number is (800) 414-2879.

                                          Very truly yours,

                                          METRO-GOLDWYN-MAYER INC.